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                                                                    EXHIBIT 99.1

PRESS RELEASE
Network Plus Corp.
41 Pacella Park Drive
Randolph, MA 02368
Investor Contact: Robert Cobuzzi
rcobuzzi@nwp.com
Phone:  (781)-473-5000
FAX:  (781)-473-3985

         NETWORK PLUS ENTERS INTO LIMITED WAIVER WITH ITS SENIOR LENDERS
                    AND ANNOUNCES ENGAGEMENT OF UBS WARBURG

RANDOLPH, MASSACHUSETTS (January 2, 2002): - Network Plus Corp. (NASDAQ: NPLS), announced today that it has entered into a limited waiver of certain terms of its senior credit facility. This waiver will expire on January 31, 2002. Network Plus may borrow an additional $3 million under the senior credit facility during the waiver period, subject to the conditions in the senior credit facility.

Network Plus is continuing discussions with its lenders about restructuring its senior credit facility. Under discussion with its lenders are the amount of additional loans, the maturity date of the senior credit facility, and other terms and covenants associated with the senior credit facility.

Network Plus also announced today that it has engaged UBS Warburg LLC to examine financing and restructuring alternatives for Network Plus.

The amount of funding provided by the limited waiver under the senior credit facility is approximately $50 million less than the amount of borrowings required under Network Plus' current business plan. There can be no assurance Network Plus will be successful in extending this limited waiver, restructuring its senior credit facility on either a short-term or long-term basis, obtaining a replacement of its existing senior credit facility to fund its additional business plan needs, or otherwise obtaining necessary debt or equity funding. If it is not successful, Network Plus may default under its senior credit facility or may be required to substantially modify its current business plan, including reducing or terminating all or significant portions of its operations and any planned expansion.

ABOUT NETWORK PLUS

Network Plus is a network-based integrated communications provider headquartered in Randolph, Massachusetts. Network Plus offers broadband data and telecommunications services, primarily to small and medium-sized business customers located in major markets in the


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Northeastern and Southeastern regions of the United States. The Company's bundled product offerings include local and long distance service as well as enhanced, high-speed data and Internet services. For more information on Network Plus Corp., please visit the Company's website at www.networkplus.com.

OF NOTE

This press release includes certain forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statement that is not a statement of historical fact, including without limitation any statement concerning anticipated capital requirements, availability of capital, the proposed restructuring of its senior credit facility, and any statement using the term "believes," "intends" or any similar expression, is a forward-looking statement. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the results of Network Plus' discussions with the senior lenders to restructure the senior credit facility, the results of the UBS Warburg engagement, the inability to obtain additional loans from its existing lenders on a short-term basis, the inability to obtain a long-term senior credit facility in an amount necessary to fund Network Plus's business plan, the inability of Network Plus to obtain other sources of equity and/or other funding in sufficient amounts and on acceptable terms or at all, competition and pricing pressure in its industry, Network Plus' future financial performance and condition and the other factors set forth in its most recent report on Form 10-Q and other reports filed with the Securities and Exchange Commission. Network Plus undertakes no obligation to update the information contained on its website or in this release, to review or confirm analysts' expectations or estimates or to release publicly any revisions to a forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.